UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

CID HoldCo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42711	99-2578850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5661 S. Cameron St., Suite 100, Las Vegas, Nevada

(Address of principal executive offices)

89118

(Zip Code)

(303)-332-4122

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAIC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $287.50 per share	DAICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2026, on February 6, 2026, Edmund S. Nabrotzky, Chief Executive Officer of CID HoldCo, Inc. (the “Company”), Charles Maddox, Chief Financial Officer and Chief Operating Officer of the Company, and Vijayan Nambiar, Chief Technology Officer of the Company, initially loaned the Company an aggregate of $208,000 and agreed that they may make additional loans to the Company up to an aggregate amount (including amounts already extended) of $600,000 (collectively, the “Executive Loans”). The Executive Loans were made on the terms and conditions of unsecured, subordinated promissory notes (the “Executive Notes”), which accrued interest at a rate of 7.5% per annum, payable in quarterly installments on July 1, 2026 and October 1, 2026, with a final payment due by December 31, 2026. As of October 9, 2026, the total amount of principal and accrued and unpaid interest under the Executive Notes was $368,107.25.

On October 9, 2026, the Company entered into a Debt Settlement and Share Issuance Agreement (each, a “Settlement Agreement” and, collectively, the “Settlement Agreements”) with each of Messrs. Nabrotzky, Maddox and Nambiar (each, an “Executive Lender”). Under each Settlement Agreement, the Executive Lender agreed to waive, cancel and forgive the entire outstanding balance owed to him under his Executive Loans (the “Outstanding Debt”) in exchange for (i) the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a deemed price of approximately $6.00 per share (at or above the Nasdaq Minimum Price (with such term, as used in this Current Report on Form 8-K, having the definition found in Nasdaq Listing Rule 5635(d))) (the “Settlement Shares”), and (ii) a cash payment equal to approximately 10% of the Outstanding Debt (the “Cash Portion”).

On October 9, 2026, in exchange for the cancellation of the Outstanding Debt the Company agreed to pay approximately, $37,075 in the aggregate, and to issue an aggregate of 55,613 Settlement Shares at a deemed price of $6.00 per share to the Executive Lenders, consisting of 18,634 shares to Mr. Nabrotzky, 18,345 shares to Mr. Maddox and 18,634 shares to Mr. Nambiar. The Company did not receive any cash proceeds from the issuance of the Settlement Shares.

Under each Settlement Agreement, the waiver and release of the Outstanding Debt becomes effective once the Settlement Shares have been issued and the Cash Portion has been paid. The Company expects to issue the Settlement Shares as soon as practicable and to pay the Cash Portion on or before December 31, 2026. If the Company fails to pay the Cash Portion on or before December 31, 2026, the applicable Settlement Agreement, including the waiver and release, terminates, and the Executive Lender may pursue all remedies available to him to collect the full amount of his Outstanding Debt, but in that event the Executive Lender nonetheless retains the Settlement Shares.

Upon effectiveness of the waiver and release, all obligations of the Company and its subsidiaries in respect of the Outstanding Debt are fully satisfied and extinguished, and the Executive Lender, for himself and his affiliates, successors and assigns, releases the Company, its subsidiaries and their respective directors, officers, employees and agents from all claims, demands and liabilities related to the Outstanding Debt, other than (i) obligations created by the Settlement Agreement and (ii) amounts that accrue under the Executive Notes and are unrelated to the Outstanding Debt. Additionally, upon effectiveness of the waiver and release, the Executive Lender is required to release any lien, security interest or UCC filing securing the Outstanding Debt, if any, and to end any collection activity related to it. The Company did not incur any early termination penalties in connection with the termination of the Executive Loans described above.

Under each Settlement Agreement, the Company agreed to file a registration statement covering the resale of the Settlement Shares on or before November 30, 2026, to use commercially reasonable efforts to have the registration statement declared effective by the Securities and Exchange Commission (the “SEC”) as soon as practicable, and to keep the registration statement effective and current until the earlier of the date on which all Settlement Shares have been sold and the date on which all Settlement Shares may be sold under Rule 144 without volume or manner-of-sale restrictions. The Settlement Shares are subject to a lock-up restriction from the date of issuance through April 15, 2027, during which each Executive Lender may not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or transfer any Settlement Shares, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, the economic consequences of ownership of the Settlement Shares.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

On October 9, 2026, the Company agreed to issue an aggregate of 55,613 shares of Common Stock to the Executive Lenders, consisting of 18,634 shares to Mr. Nabrotzky, 18,345 shares to Mr. Maddox and 18,634 shares to Mr. Nambiar at a deemed price of $6.00 per share at a deemed price of approximately $6.00 per share (at or above the Nasdaq Minimum Price). The Company did not receive any cash proceeds from the issuance of the Settlement Shares.

The Shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder.

In addition, as of October 15, 2026, the Company committed to issue to certain of its creditors (the “Other Creditors”) an aggregate of 752,889 shares of Common Stock at a deemed price of approximately $6.00 per share at a deemed price of approximately $6.00 per share (at or above the Nasdaq Minimum Price) (the “Creditor Shares”) in exchange for the waiver and release of the Company’s outstanding indebtedness owed by the Company to the Other Creditors, on substantially the same terms as the Settlement Agreements, including a cash payment equal to approximately 10% of the applicable indebtedness, resale registration rights and a lock-up restriction through April 15, 2027. The Company will not receive any cash proceeds from the issuance of the Creditor Shares. The Creditor Shares will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and/or Rule 506(b) of Regulation D promulgated thereunder.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth in Items 1.02 and, to the extent concerning the Executive Lenders, 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

The Settlement Agreements described in Item 1.02 above were entered into with Edmund S. Nabrotzky, the Company’s Chief Executive Officer and a member of its board of directors, Charles Maddox, the Company’s Chief Financial Officer and Chief Operating Officer, and Vijayan Nambiar, the Company’s Chief Technology Officer, each of whom is a named executive officer of the Company. The Settlement Agreements and the issuance of the Settlement Shares were approved by the Company’s board of directors and by the Audit Committee of the board of directors as a related person transaction under the Company’s related person transaction policy.

The Settlement Shares are fully earned and non-forfeitable upon issuance, in consideration of each Executive Lender’s waiver and release of his Outstanding Debt, and are subject to the lock-up restriction through April 15, 2027 described in Item 1.02 above.

The Settlement Agreements were entered into to settle bona fide indebtedness of the Company to the Executive Lenders, and the Company does not consider the Settlement Agreements to constitute a compensatory arrangement. The Company is nonetheless providing the disclosure set forth in this Item 5.02(e) in light of the issuance of equity securities to its executive officers.

The Settlement Agreements also state the parties’ intent to continue their business relationship following the Effective Date, including the Company’s intent to encourage each Executive Lender to continue working with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CID HoldCo, Inc.

Date: October 16, 2026

	By:	/s/ Edmund Nabrotzky
	Name:	Edmund Nabrotzky
	Title:	Chief Executive Officer

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